PremierWest BANCORP



PORTLAND
Oregon
EUGENE
REDMOND
BEND
DRAIN
COOS BAY
SUTHERLIN
GLIDE
ROSEBURG
WINSTON
GRANTS PASS
SHADY COVE
CENTRAL PT
EAGLE PT
MEDFORD
KLAMATH FALLS
ASHLAND
YREKA
DORRIS
TULELAKE
GREENVIEW
WEED
MT. SHASTA
McCLOUD
DUNSMUIR
REDDING
ANDERSON
California
RED BLUFF
CORNING
CHICO
ROCKLIN
ROSEVILLE
WOODLAND
FOLSOM
NATOMAS
ELK GROVE
GALT

Acquisition of Two Branches from Wells Fargo & Company

Strategic Rationale

Acquisition of 2 branches from Wells Fargo with approximately $499.0 million in deposits and approximately $1.0 million in loans

Davis:	$251.1 million in deposits and $185.0 thousand in loans
Grass Valley:	$247.8 million in deposits and $830.0 thousand in loans

Strategic Rationale

Improved Liquidity

- Pro-forma loan/deposit ratio drops to approximately 74.1%
- PremierWest loan/deposit ratio was 104.5% before the transaction

Minimal Credit Risk

- Acquiring a small amount of loans in the transaction
- All loans are currently performing

Market Expansion

- Getting bigger in a larger market – both branches acquired are located in the Sacramento MSA (more than 2 million people in Sacramento MSA)
- Pro-forma Company will become the 9th largest bank by deposits (from 15th) and 3rd largest community bank in the Sacramento MSA(1) with $831.6 million in deposits
- Adds 2 branches to current 7 PremierWest branches in the Sacramento MSA and 22 PremierWest branches in California
- Complements the Stockmans Financial Group acquisition completed in January 2008

Deal Profile

- Premium to be paid on deposits will be based on average deposits balances at the branches over the 10 days prior to close (actual terms not disclosed)
- Material run-off factored in on higher priced and shorter maturity CDs; economics remain favorable
- Purchasing approximately $1.0 million in loans at par
- Assuming lease on Davis branch and purchasing real estate of Grass Valley branch
- Expected to close in Q2 2009

Pro Forma Franchise Profile ($000s)

	PRWT	Davis	Grass Valley	Pro-Forma
Branches	46	1	1	48
FTEs	516	8	7	531
Gross Loans	$1,265,932	$185	$830	$1,266,947
No. of Loans		15	20	
Deposits	$1,211,319	$251,121	$247,749	$1,710,189
No. of Accounts		8,008	7,338	
Loans / Deposits	104.5%	0.1%	0.3%	74.1%

Note: all financial data current as of 12/31/2008, unless otherwise noted

(1) Deposit market share from SNL Financial, as of 6/30/2008

Pro-Forma Branch Map – Strategic Fit





🔴 = New PRWT Locations

🟢 = Existing PRWT Locations

Source: Microsoft MapPoint

Deposit Market Share

Market Share by MSA

Sacramento MSA

2008 Rank	Institution (ST)	2008 Number of Branches	2008 Total Deposits in Market ($000)	2008 Total Market Share
1	Pro-Forma Wells Fargo & Co. (CA)	91	7,451,629	24.95%
2	Bank of America Corp. (NC)	61	5,658,471	18.95%
3	U.S. Bancorp (MN)	48	3,973,577	13.31%
4	JPMorgan Chase & Co. (NY)	36	2,653,586	8.89%
5	BNP Paribas Group	15	1,169,420	3.92%
6	Umpqua Holdings Corp. (OR)	21	858,643	2.88%
7	Mitsubishi UFJ Finl Grp Inc	10	849,311	2.84%
8	El Dorado SB FSB (CA)	20	840,247	2.81%
9	**PRO-FORMA**	**9**	**831,631**	**2.78%**
9	RCB Corporation (CA)	15	699,892	2.34%
10	Citigroup Inc. (NY)	13	646,539	2.16%
11	Comerica Inc. (TX)	1	517,580	1.73%
12	First Northern Community Bncp (CA)	14	377,221	1.26%
13	American River Bankshares (CA)	6	313,664	1.05%
14	Westamerica Bancorp. (CA)	7	309,365	1.04%
15	**PremierWest Bancorp (OR)**	**7**	**297,873**	**1.00%**
	Total For Institutions In Market	448	29,863,324	
	Out of 45 Institutions			

- *Market share in the Sacramento MSA will increase significantly, up to 9th from 15th*
- *Take over the 2nd largest market share position in Davis and the largest market share position in Grass Valley*
- *Familiar with competition and markets*

Market Share by City [1]

Davis, CA

2008 Rank	Institution (ST)	2008 Number of Branches	2008 Total Deposits in Market ($000)	2008 Total Market Share
1	Bank of America Corp. (NC)	2	310,455	27.51%
2	**Acquired Branch**	**1**	**268,447**	**23.79%**
3	**Pro-Forma** Wells Fargo & Co. (CA)	3	190,359	16.87%
4	First Northern Community Bncp (CA)	4	120,262	10.66%
5	JPMorgan Chase & Co. (NY)	1	114,541	10.15%
6	Mitsubishi UFJ Finl Grp Inc	1	53,340	4.73%
7	U.S. Bancorp (MN)	1	51,396	4.55%
8	RCB Corporation (CA)	1	19,726	1.75%
	Total For Institutions In Market	14	1,128,526	
	Out of 7 Institutions			

Grass Valley, CA

2008 Rank	Institution (ST)	2008 Number of Branches	2008 Total Deposits in Market ($000)	2008 Total Market Share
1	**Acquired Branch**	**1**	**265,311**	**22.88%**
2	Bank of America Corp. (NC)	2	230,989	19.92%
3	JPMorgan Chase & Co. (NY)	2	209,919	18.10%
4	Pro-Forma Wells Fargo & Co. (CA)	3	152,492	
5	Citizens Bancorp (CA)	2	119,423	10.30%
6	Westamerica Bancorp. (CA)	1	60,457	5.21%
7	BNP Paribas Group	2	50,453	4.35%
8	Citigroup Inc. (NY)	1	40,253	3.47%
9	El Dorado SB FSB (CA)	1	17,106	1.48%
10	TriCo Bancshares (CA)	1	13,270	1.14%
	Total For Institutions In Market	16	1,159,673	
	Out of 9 Institutions			

Note: Deposit market share from SNL Financial, as of 6/30/2008

(1) Wells Fargo market share is adjusted for branch divesture

Deposit Composition Analysis

Davis Branch



Transaction
7.4%
MMDA & Sav
15.1%
IRA
4.5%
CDs
73.0%

Total Deposits: $251.1 million
# of Accounts: 8,008

Grass Valley Branch



Transaction
7.3%
MMDA & Sav
12.5%
IRA
5.4%
CDs
74.9%

Total Deposits: $247.8 million
# of Accounts: 7,338

Material run-off in higher priced and shorter maturity CDs was factored into the modeling – economics remain favorable

Note: all financial data current as of 12/31/2008

Liquidity Improvement


Loan / Deposit Ratio
Before
After
104.5%
74.1%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%

Expanded funding base increases franchise liquidity; loan/deposit ratio drops from 104.5% to 74.1%

Note: all financial data current as of 12/31/2008

Geographic Deposit Breakdown

Branch Deposit Mix Before Transaction*


California
43.7%
Oregon
56.3%

*Does not include brokered deposits

Branch Deposit Mix After Transaction*


California
61.4%
Oregon
38.6%

*Does not include brokered deposits

After the transaction 61.4% of PremierWest's branch deposits will reside in California and 38.6% in Oregon*

PremierWest BANK

Note: all financial data current as of 12/31/2008

Market Comparison

PremierWest will enter the Davis and Grass Valley markets which fit with the current PremierWest market size

Population in PRWT's Markets (1)


80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
65,066
12,047
41,147
Davis, CA
Grass Valley, CA
Average PRWT Market

PremierWest BANK

(1) Markets by city

Source: SNL Financial

Market Size

PRWT's presence in its largest market would be significantly strengthened

Total Population in PRWT's Markets [(1)]



2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
Total Population
2,155,608
221,496
206,859
184,502
162,199
106,879
84,803
67,542
63,903
Sacramento, CA
Chico, CA
Medford, OR
Redding, CA
Bend, OR
Roseburg, OR
Grants Pass, OR
Klamath Falls, OR
Red Bluff, CA

Sacramento MSA Deposits ($000) [(2)]



$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Total Deposits
$726,970
$228,100
Current
Pro-Forma

(1) *Source: SNL Financial. Markets by MSA as of 2008*

(2) *Current as of 12/31/2008*

PremierWest BANK

Summary

- ***Improved Liquidity with Lower Loan/Deposit Ratio***
- ***Minimal Credit Risk***
- ***Consistent with Long Term Growth Strategy***
- ***Getting Bigger in a Larger Market***
- ***Factored in Material Deposit Run-Off of CDs***
- ***Solid Transaction Economics***
- ***Manageable Execution Risk***